Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 1, 2024

LEGGETT & PLATT REPORTS 2Q RESULTS

Carthage, MO, August 1, 2024 —-

•	2Q sales of $1.1 billion, an 8% decrease vs 2Q23

•	2Q EPS of ($4.39), primarily due to a non-cash goodwill impairment charge

•	2Q adjusted[1] EPS of $.29, a $.09 decrease vs adjusted[1] 2Q23 EPS

•	2024 EPS guidance is ($3.43)–($3.58), including impact of non-cash goodwill impairment charge, restructuring charges, real estate gains, and certain other costs

•	2024 adjusted[1] EPS narrowed to $1.10–$1.25; sales guidance lowered to $4.3–$4.5 billion

President and CEO Karl Glassman commented, “While our second quarter results reflect the ongoing challenging macro environment, I am immensely proud of our team’s execution. The restructuring plan is on track, with some elements of the plan progressing ahead of schedule and exceeding expectations. We paid down $73 million of debt and adjusted EBIT margin improved by 50 basis points sequentially this quarter. We remain committed to investing in our key businesses to drive profitable growth when market conditions improve.

“Demand in our residential end markets remains weak as consumers continue to delay big-ticket, discretionary purchases. Additionally, the global automotive market remains volatile due to a slower than expected shift to electric vehicles and disruption from new Chinese market entrants. Due to these factors and continued deflationary pressure, we are lowering our full year sales guidance. We are also narrowing our adjusted EPS guidance, with a slightly lower mid-point. This revision reflects the impacts of lower volume, increased inventory write-downs/reserves, and higher bad debt reserves, partially offset by continued strong execution of our restructuring plan, operational efficiency improvements, and pricing discipline.

“We are currently conducting a strategic review of our diverse portfolio, assessing how each business fits into our long-term vision. This review, in addition to our restructuring plan and operational improvement initiatives, is leading to a clearer vision of the opportunities ahead. We fully expect the future Leggett & Platt to be more focused and more profitable.”

SECOND QUARTER RESULTS

Second quarter sales were $1.1 billion, an 8% decrease versus second quarter last year

•	Organic sales[2] were down 8%

•	Volume was down 4%, primarily from continued weak demand in residential end markets and the earlier than expected loss of a customer in Specialty Foam

•	Raw material-related selling price decreases and currency impact reduced sales 4%

Second quarter EBIT was a loss of $614 million, down $710 million from second quarter 2023 EBIT.

•

EBIT decreased primarily from a $675 million non-cash goodwill impairment charge. In connection with the preparation of the second quarter 2024 financial statements, the Company performed an impairment analysis and concluded that an impairment existed as a result of the significant decline in stock price and current market conditions.

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

Adjusted1 EBIT was $71 million, a $21 million decrease from second quarter 2023 adjusted1 EBIT.

•

Adjusted[1] EBIT decreased primarily from lower volume, increased inventory write-downs/reserves, raw material-related pricing adjustments, metal margin compression, and higher bad debt reserves partially offset by lower amortization expense, operational efficiency improvements, and restructuring benefit.

EBIT margin was (54.4%), down from 7.8% in the second quarter of 2023 and adjusted1 EBIT margin was 6.3%, down from 7.5%.

Second quarter EPS was a loss of $4.39, a $4.79 decrease versus second quarter 2023 EPS of $.40. Second quarter adjusted1 EPS was $.29, down $.09 versus second quarter 2023 adjusted1 EPS of $.38.

	Second Quarter Results
	EBIT (millions)					EPS
	Bedding	Specialized	FF&T	Other	Total
Reported results[1]	($592)	($10)	($9)	($4)	($614)	($4.39)
Adjustment items:
Goodwill impairment	587	44	44	—	675	4.61
Restructuring, restructuring-related, and impairment charges	10	1	—	—	11	.06
Gain from sale of idle real estate	(5)	—	—	—	(5)	(.02)
CEO transition compensation costs	—	—	—	4	4	.03

Total adjustments	592	45	44	4	685	4.68

Adjusted results	$1	$35	$35	$—	$71	$.29

[1]	Calculations impacted by rounding

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.83x trailing 12-month adjusted EBITDA[1]

•	Debt at June 30

•	Total debt of $2.0 billion, including $208 million of commercial paper outstanding

•	Operating cash flow was $94 million in the second quarter, a decrease of $17 million versus second quarter 2023, driven primarily by lower earnings partially offset by working capital improvement

•	Capital expenditures were $15 million

•	Dividends were $62 million (paid 1st quarter dividend of $.46 per share on April 15)

•	On April 30, Leggett & Platt’s Board of Directors declared a second quarter dividend of $.05 per share, a decrease of $.41 per share versus last year’s second quarter dividend

•	Total liquidity was $705 million at June 30

•	$307 million cash on hand

•	$398 million in capacity remaining under revolving credit facility

2 of 8

RESTRUCTURING PLAN UPDATE

The restructuring plan in our Bedding Products segment and in our Furniture, Flooring & Textile Products segment is progressing as planned. Additionally, we initiated a small restructuring opportunity in our Specialized Products segment during second quarter 2024.

•	Annualized EBIT benefit of $40–$50 million expected to be realized after initiatives are fully implemented in late 2025

•	Realized $3 million in second quarter 2024 and now expect approximately $10–$15 million of EBIT benefit to be realized in 2024 versus our initial estimate of $5–$10 million

•	We now anticipate approximately $80 million of annual sales attrition after initiatives are fully implemented in late 2025 versus our initial estimate of $100 million

•	Realized $3 million of sales attrition in second quarter 2024 and now expect approximately $25 million in 2024 versus our initial estimate of $40 million

•	Also expect to receive cash from the sale of real estate associated with the plan, with transactions largely complete by the end of 2025

•	2024 expectations are now $15–$25 million versus $0–$10 million as real estate sales are anticipated to be realized sooner than initially expected

•	Majority of cash restructuring and restructuring-related costs expected to be incurred in 2024

	Actual Restructuring Plan Impacts (millions)		Expected Restructuring Plan Impacts (millions)
	2Q 2024	YTD 2024	2024	2025	Total
Net Cash Received from Real Estate Sales	$—	$—	$15–$25	$45–$55	$60-$80

Total Costs	$11	$22	$40–$50	$25–$35	$65–85
Cash Costs	9	16	25–30	5–10	30-40
Non-Cash Costs	2	6	15–20	20–25	35-45

2024 GUIDANCE

•	Full year 2024 sales guidance lowered and adjusted EPS guidance narrowed

•	Sales are expected to be $4.3–$4.5 billion, down 5% to 9% versus 2023 (vs prior guidance of $4.35–$4.65 billion)

•	Volume is expected to be down low to mid-single digits

•	Volume at the midpoint:

•	Down high single digits in Bedding Products Segment

•	Flat in Specialized Products Segment

•	Down low single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales low single digits

•	EPS is expected to be a loss of $3.43–$3.58

•	Earnings expectations include:

•	$4.61 per share impact from goodwill impairment

•	$.20 to $.25 per share impact from restructuring costs

•	$.03 per share impact from CEO transition compensation costs

•	$.15 to $.20 per share gain from sales of real estate, consisting of idle real estate and real estate exited from restructuring initiatives

•	$.01 per share gain from net insurance proceeds from tornado damage

•	Adjusted EPS is now expected to be $1.10–$1.25 (vs prior guidance of $1.05–$1.35)

•	Decrease versus 2023 is primarily from:

3 of 8

•	Lower expected volume in our Bedding Products and Furniture, Flooring & Textile Products segments

•	Pricing responses related to global steel cost differentials

•	Modest metal margin compression

•	Several expense items that were abnormally low in 2023 and are expected to normalize in 2024

•	Increased inventory write-downs/reserves realized in the second quarter 2024

•	Decreases are partially offset by lower amortization resulting from the 2023 long-lived asset impairment, restructuring benefit, operational efficiency improvements, and pricing discipline

•	Based on this framework, 2024 EBIT margin is expected to be (12.1%)–(13.3%); adjusted EBIT margin is expected to be 6.5%–6.9%

•	Additional expectations:

•	Depreciation and amortization $135 million

•	Net interest expense $80 million (vs prior guidance of $85 million)

•	Effective tax rate 24% (vs prior guidance of 25%)

•	Fully diluted shares 137 million (vs prior guidance of 138 million shares)

•	Operating cash flow $300–$350 million

•	Capital expenditures $110 million (vs prior guidance of $100–$120)

•	Dividends $135 million

•	Minimal acquisitions and share repurchases

•	Expect to predominantly use commercial paper to repay $300 million of 3.8%, 10-year notes maturing in November 2024

SEGMENT RESULTS – Second Quarter 2024 (versus 2Q 2023)

Bedding Products –

•	Trade sales decreased 13%

•

Volume decreased 7%, primarily due to the earlier than anticipated loss of a customer in our Specialty Foam business and demand softness in U.S. and European bedding markets, partially offset by higher trade rod sales

•	Raw material-related selling price decreases reduced sales 6%

•	EBIT decreased $615 million, primarily from a $587 million non-cash goodwill impairment charge

•

Adjusted[1] EBIT decreased $22 million, primarily from lower volume, increased inventory write-downs/reserves, raw material-related pricing adjustments, metal margin compression, and higher bad debt reserves, partially offset by lower amortization expense, operational efficiency improvements in Specialty Foam, and restructuring benefit

Specialized Products –

•	Trade sales were flat
•	Volume was flat with growth in Aerospace offset by declines in Hydraulic Cylinders and Automotive

•	Raw material-related price increases added 1% to sales

•	Currency impact reduced sales 1%

•	EBIT decreased $43 million, primarily from a $44 million non-cash goodwill impairment charge

•	Adjusted[1] EBIT increased $2 million, primarily from operational efficiency improvements partially offset by currency impact

Furniture, Flooring & Textile Products –

•	Trade sales decreased 6%

4 of 8

•	Volume decreased 3%, primarily from declines in Geo Components and continued weak demand in residential end markets

•	Raw material-related selling price decreases reduced sales 3%

•	EBIT decreased $48 million, primarily from a $44 million non-cash goodwill impairment charge

•	Adjusted[1] EBIT decreased $1 million, primarily from lower volume partially offset by pricing discipline and restructuring benefit

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information and a restructuring update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Friday, August 2. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 141-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price decreases; currency impact; metal margin compression, normalized expenses, pricing related to global steel differentials, mattress import volumes, minimal acquisitions and share repurchases; use of commercial paper to retire debt; Restructuring Plan financial impacts including the timing and amount of sales attrition, annualized EBIT benefit, proceeds from real estate sales, and cash and non-cash costs. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: regarding the Restructuring Plan (i) the preliminary nature of the estimates and the possibility that all or some of the estimates may change (ii) our ability to timely implement it or receive anticipated benefits (iii) our ability to timely receive expected proceeds from real estate sales and (iv) the impact on employees, customers and vendors; our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our revolving credit facility; supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs; our ability to collect receivables; market conditions; price and product competition; cost and availability of raw materials, labor and energy costs; cash generation sufficient to pay the dividend, or a Board decision to reduce or suspend the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax rates; increased trade costs; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change costs and impacts; ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

5 of 8

LEGGETT & PLATT	Page 6 of 8	August 1, 2024

RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2024	2023	Change	2024	2023	Change
Trade sales	$1,128.6	$1,221.2	(8)%	$2,225.5	$2,434.8	(9)%
Cost of goods sold	942.1	1,000.1		1,852.6	1,995.1

Gross profit	186.5	221.1	(16)%	372.9	439.7	(15)%
Selling & administrative expenses	131.5	119.2	10%	257.4	235.2	9%
Amortization	4.7	16.8		9.6	33.7
Other (income) expense, net	664.6	(10.6)		657.2	(14.2)

Earnings (loss) before interest and income taxes	(614.3)	95.7	NM	(551.3)`	185.0	NM
Net interest expense	20.0	22.0		40.6	43.0

Earnings (loss) before income taxes	(634.3)	73.7		(591.9)	142.0
Income taxes	(32.2)	19.5		(21.4)	34.3

Net earnings (loss)	(602.1)	54.2		(570.5)	107.7
Less net income from noncontrolling interest	(0.1)	—		(0.1)	—

Net Earnings (loss) Attributable to L&P	$(602.2)	$54.2	NM	$(570.6)	$107.7	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$(4.39)	$0.40	NM	$(4.16)	$0.79	NM
Shares outstanding
Common stock (at end of period)	134.1	133.2	0.7%	134.1	133.2	0.7%
Basic (average for period)	137.3	136.2		137.0	136.1
Diluted (average for period)	137.3	136.6	0.5%	137.0	136.4	0.4%

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2024	2023	Change	2024	2023	Change
Net earnings (loss)	$(602.1)	$54.2		$(570.5)	$107.7
Depreciation and amortization	32.6	44.7		65.5	90.1
Working capital decrease (increase)	19.7	11.0		(62.4)	(7.8)
Impairments	675.6	—		677.9	—
Deferred income tax benefit	(46.0)	(5.9)		(45.0)	(7.1)
Other operating activities	14.2	6.6		22.4	24.4

Net Cash from Operating Activities	$94.0	$110.6	(15)%	$87.9	$207.3	(58)%
Additions to PP&E	(15.5)	(30.5)		(41.4)	(68.2)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	8.0	4.8		23.2	5.3
Dividends paid	(61.7)	(58.6)		(123.0)	(116.9)
Repurchase of common stock, net	(0.2)	(0.1)		(4.3)	(5.3)
Additions (payments) to debt, net	(73.0)	(90.2)		11.9	(61.7)
Other	(5.9)	(8.1)		(12.8)	(4.6)

Increase (Decrease) in Cash & Equivalents	$(54.3)	$(72.1)		$(58.5)	$(44.1)

FINANCIAL POSITION	Jun 30,	Dec 31,
(In millions)	2024	2023	Change
Cash and equivalents	$307.0	$365.5
Receivables	648.7	637.3
Inventories	755.4	819.7
Other current assets	77.5	58.9

Total current assets	1,788.6	1,881.4	(5)%
Net fixed assets	756.6	781.2
Operating lease right-of-use assets	192.2	193.2
Goodwill	804.1	1,489.8
Intangible assets and deferred costs, both at net	297.3	288.9

TOTAL ASSETS	$3,838.8	$4,634.5	(17)%

Trade accounts payable	$521.8	$536.2
Current debt maturities	301.0	308.0
Current operating lease liabilities	57.1	57.3
Other current liabilities	288.0	361.1

Total current liabilities	1,167.9	1,262.6	(8)%

Long-term debt	1,702.1	1,679.6	1%
Operating lease liabilities	148.7	150.5
Deferred taxes and other liabilities	151.8	207.8
Equity	668.3	1,334.0	(50)%

Total Capitalization	2,670.9	3,371.9	(21)%

TOTAL LIABILITIES & EQUITY	$3,838.8	$4,634.5	(17)%

LEGGETT & PLATT	Page 7 of 8	August 1, 2024

SEGMENT RESULTS [1]	SECOND QUARTER			YEAR TO DATE
(In millions)	2024	2023	Change	2024	2023	Change
Bedding Products
Trade sales	$438.0	$504.4	(13)%	$886.0	$1,032.9	(14)%
EBIT	(591.8)	23.0	NM	(576.1)	56.3	NM
EBIT margin	-135.1%	4.6%	NM	-65.0%	5.5%	NM
Goodwill impairment	587.2	—		587.2	—
Restructuring, restructuring-related, and impairment charges	9.9	—		19.2	—
Gain on sale of real estate	(4.7)	—		(12.6)	—
Gain from net insurance proceeds from tornado damage	—	(0.6)		—	(0.6)

Adjusted EBIT [3]	0.6	22.4	(97)%	17.7	55.7	(68)%
Adjusted EBIT margin [3]	0.1%	4.4%	-430 bps [2]	2.0%	5.4%	-340 bps [2]
Depreciation and amortization	14.3	25.5		28.9	51.1

Adjusted EBITDA	14.9	47.9	(69)%	46.6	106.8	(56)%
Adjusted EBITDA margin	3.4%	9.5%	-610 bps	5.3%	10.3%	-500 bps
Specialized Products
Trade sales	$319.6	$321.2	—%	$635.5	$641.9	(1)%
EBIT	(9.5)	33.1	NM	14.2	61.8	(77)%
EBIT margin	-3.0%	10.3%	NM	2.2%	9.6%	-740 bps
Goodwill impairment	43.6	—		43.6	—
Restructuring, restructuring-related, and impairment charges	1.3	—		1.3	—

Adjusted EBIT [3]	35.4	33.1	7%	59.1	61.8	(4)%
Adjusted EBIT margin [3]	11.1%	10.3%	80 bps	9.3%	9.6%	-30 bps
Depreciation and amortization	10.3	10.3		20.4	21.0

Adjusted EBITDA	45.7	43.4	5%	79.5	82.8	(4)%
Adjusted EBITDA margin	14.3%	13.5%	80 bps	12.5%	12.9%	-40 bps
Furniture, Flooring & Textile Products
Trade sales	$371.0	$395.6	(6)%	$704.0	$760.0	(7)%
EBIT	(9.4)	38.9	NM	14.2	67.2	(79)%
EBIT margin	-2.5%	9.8%	NM	2.0%	8.8%	-680 bps
Goodwill impairment	44.5	—		44.5	—
Restructuring, restructuring-related, and impairment charges	—	—		1.5	—
Gain from net insurance proceeds from tornado damage	—	(3.0)		(2.2)	(3.0)

Adjusted EBIT [3]	35.1	35.9	(2)%	58.0	64.2	(10)%
Adjusted EBIT Margin [3]	9.5%	9.1%	40 bps	8.2%	8.4%	-20 bps
Depreciation and amortization	5.5	5.7		10.8	11.5

Adjusted EBITDA	40.6	41.6	(2)%	68.8	75.7	(9)%
Adjusted EBITDA margin	10.9%	10.5%	40 bps	9.8%	10.0%	-20 bps
Total Company
Trade sales	$1,128.6	$1,221.2	(8)%	$2,225.5	$2,434.8	(9)%
EBIT - segments	(610.7)	95.0	NM	(547.7)	185.3	NM
Intersegment eliminations and other	(3.6)	0.7		(3.6)	(0.3)

EBIT	(614.3)	95.7	NM	(551.3)	185.0	NM
EBIT margin	-54.4%	7.8%	NM	-24.8%	7.6%	NM
Goodwill impairment	675.3	—		675.3	—
Restructuring, restructuring-related, and impairment charges	11.2	—		22.0	—
Gain on sale of real estate	(4.7)	—		(12.6)	—
Gain from net insurance proceeds from tornado damage	—	(3.6)		(2.2)	(3.6)
CEO transition compensation costs	3.7	—		3.7	—

Adjusted EBIT [3]	71.2	92.1	(23)%	134.9	181.4	(26)%
Adjusted EBIT margin [3]	6.3%	7.5%	-120 bps	6.1%	7.5%	-140 bps
Depreciation and amortization - segments	30.1	41.5		60.1	83.6
Depreciation and amortization - unallocated [4]	2.5	3.2		5.4	6.5

Adjusted EBITDA	$103.8	$136.8	(24)%	$200.4	$271.5	(26)%
Adjusted EBITDA margin	9.2%	11.2%	-200 bps	9.0%	11.2%	-220 bps

LAST SIX QUARTERS	2023				2024
Selected Figures (In Millions)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,213.6	1,221.2	1,175.4	1,115.1	1,096.9	1,128.6
Sales growth (vs. prior year)	(8)%	(8)%	(9)%	(7)%	(10)%	(8)%
Volume growth (same locations vs. prior year)	(7)%	(6)%	(6)%	(3)%	(6)%	(4)%
Adjusted EBIT [3]	89.3	92.1	86.0	66.1	63.7	71.2
Cash from operations	96.7	110.6	143.8	146.1	(6.1)	94.0
Adjusted EBITDA (trailing twelve months) [3]	616.2	565.5	539.2	513.4	475.3	442.3
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.88	3.10	3.15	3.16	3.61	3.83

Organic Sales (Vs. Prior Year) [6]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	(17)%	(18)%	(17)%	(14)%	(15)%	(13)%
Specialized Products	8%	12%	3%	5%	(1)%	—%
Furniture, Flooring & Textile Products	(15)%	(16)%	(14)%	(7)%	(9)%	(6)%
Overall	(11)%	(11)%	(11)%	(7)%	(10)%	(8)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	August 1, 2024

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [10]

Non-GAAP Adjustments [7]	2023				2024
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Goodwill impairment	—	—	—	—	—	675.3
Long-lived asset impairment	—	—	—	443.7	—	—
Restructuring, restructuring-related, and impairment charges	—	—	—	—	10.8	11.2
Gain on sale of real estate	—	—	(5.4)	(5.5)	(7.9)	(4.7)
Gain from net insurance proceeds from tornado damage	—	(3.6)	—	(5.3)	(2.2)	—
CEO transition compensation costs	—	—	—	—	—	3.7

Non-GAAP Adjustments (Pretax) [8]	—	(3.6)	(5.4)	432.9	0.7	685.5
Income tax impact	—	0.9	0.9	(99.9)	(0.2)	(43.6)

Non-GAAP Adjustments (After Tax)	—	(2.7)	(4.5)	333.0	0.5	641.9

Diluted shares outstanding	136.3	136.6	136.8	136.5	137.3	137.3
EPS Impact of Non-GAAP Adjustments	—	(0.02)	(0.03)	2.44	—	4.68

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2023				2024
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,213.6	1,221.2	1,175.4	1,115.1	1,096.9	1,128.6
EBIT (earnings before interest and taxes)	89.3	95.7	91.4	(366.8)	63.0	(614.3)
Non-GAAP adjustments (pretax)	—	(3.6)	(5.4)	432.9	0.7	685.5

Adjusted EBIT	89.3	92.1	86.0	66.1	63.7	71.2

EBIT margin	7.4%	7.8%	7.8%	(32.9)%	5.7%	(54.4)%
Adjusted EBIT Margin	7.4%	7.5%	7.3%	5.9%	5.8%	6.3%

EBIT	89.3	95.7	91.4	(366.8)	63.0	(614.3)
Depreciation and amortization	45.4	44.7	45.0	44.8	32.9	32.6

EBITDA	134.7	140.4	136.4	(322.0)	95.9	(581.7)
Non-GAAP adjustments (pretax)	—	(3.6)	(5.4)	432.9	0.7	685.5

Adjusted EBITDA	134.7	136.8	131.0	110.9	96.6	103.8

EBITDA margin	11.1%	11.5%	11.6%	(28.9)%	8.7%	(51.5)%
Adjusted EBITDA Margin	11.1%	11.2%	11.1%	9.9%	8.8%	9.2%

Diluted EPS	0.39	0.40	0.39	(2.18)	0.23	(4.39)
EPS impact of non-GAAP adjustments	—	(0.02)	(0.03)	2.44	—	4.68

Adjusted EPS	0.39	0.38	0.36	0.26	0.23	0.29

Net Debt to Adjusted EBITDA [9]	2023				2024
	1Q	2Q	3Q	4Q	1Q	2Q
Total debt	2,117.8	2,024.6	1,971.9	1,987.6	2,076.7	2,003.1
Less: cash and equivalents	(344.5)	(272.4)	(273.9)	(365.5)	(361.3)	(307.0)

Net debt	1,773.3	1,752.2	1,698.0	1,622.1	1,715.4	1,696.1
Adjusted EBITDA, trailing 12 months	616.2	565.5	539.2	513.4	475.3	442.3

Net Debt / 12-month Adjusted EBITDA	2.88	3.10	3.15	3.16	3.61	3.83

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]

The $432.9, $(5.4), and $(3.6) 2023 non-GAAP adjustments are included in the Other (income) expense, net line on the income statement. The non-GAAP 1Q and 2Q 2024 adjustments are shown on the income statement as follows: $.7 for 1Q is $2.3 Cost of goods sold, $.5 Selling and administrative expense, and $(2.1) Other (income) expense, net. $685.5 for 2Q is $1.4 Cost of goods sold, $8.7 Selling and administrative expense, and $675.4 Other (income) expense, net.

[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.